EXHIBIT 10.3

SECOND AMENDED AND RESTATED SECURITY AGREEMENT
among
REYNOLDS AMERICAN INC.,
R.J. REYNOLDS TOBACCO HOLDINGS, INC.,
VARIOUS SUBSIDIARIES OF
REYNOLDS AMERICAN INC.
and
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent
Dated as of May 31, 2006

(i)

(ii)

Page
SCHEDULE OF CHIEF EXECUTIVE OFFICES; RECORD LOCATIONS	1

(iii)

ANNEX A	Schedule of Chief Executive Offices; Record Locations
ANNEX B	Schedule of Equipment and Inventory Locations
ANNEX C	Schedule of Legal Names, Trade and Fictitious Names, Etc.
ANNEX D	Schedule of Marks and Applications
ANNEX E	Schedule of Patents and Patent Applications
ANNEX F	Schedule of Copyrights and Copyright Applications
ANNEX G	Assignment of Security Interest in United States Patents and Trademarks
ANNEX H	Assignment of Security Interest in United States Copyrights
ANNEX I	Schedule of Type of Organization and Jurisdiction of Organization
ANNEX J	Schedule of Deposit Accounts
ANNEX K	Description of Commercial Tort Claims
ANNEX L	Form of Control Agreement Regarding Deposit Accounts
ANNEX M	Collateral Agent
Security Agreement

SECOND AMENDED AND RESTATED SECURITY AGREEMENT
SECURITY AGREEMENT, dated as of July 15, 2003, as amended and restated as of July 30, 2004, and as further amended and restated as of May 31, 2006 (as so amended and restated and as the same may be further amended, restated, supplemented and/or otherwise modified from time to time, this “Agreement”), among each of the undersigned (together with any other entity that becomes a party hereto pursuant to Section 10.12 hereof, each, an “Assignor” and, collectively, the “Assignors”) and JPMORGAN CHASE BANK, N.A., as Collateral Agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the Secured Creditors (as defined below). Capitalized terms used herein shall have the meaning specified in Article IX herein or, if not defined therein, as specified in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, Reynolds American Inc. (the “Borrower”), the various lending institutions from time to time party thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), have entered into a Credit Agreement, dated as of May 7, 1999, as amended and restated as of November 17, 2000, as further amended and restated as of May 10, 2002, as further amended and restated as of July 30, 2004, and as further amended and restated as of May 31, 2006, providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (with (i) the Lenders, the Swingline Lender, each Letter of Credit Issuer, the Administrative Agent, the other Agents, the Pledgee (as defined in the Pledge Agreement) and the Collateral Agent being herein called the “Lender Creditors” and (ii) the term “Credit Agreement” as used herein to mean the Credit Agreement described above in this paragraph, as the same may be further amended, modified, extended, renewed, replaced, restated, supplemented and/or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (x) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (y) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Collateral Agent);

WHEREAS, the Borrower and/or one or more of its Subsidiaries has from time to time entered into, and/or may in the future from time to time enter into, one or more agreements or arrangements with JPMCB or any of its affiliates (even if JPMCB ceases to be a Lender under the Credit Agreement for any reason (JPMCB and any such affiliate and their respective successors and assigns, each, a “Credit Card Issuer”)), providing for credit card loans to be made available to certain employees of the Borrower and/or one or more of its Subsidiaries (each such agreement or arrangement with a Credit Card Issuer, a “Secured Credit Card Agreement”);
WHEREAS, the Borrower and/or one or more of its Subsidiaries has from time to time entered into, and/or may in the future from time to time enter into, one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), and/or (ii) foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values (each such agreement or arrangement with a Hedging Creditor (as hereinafter defined), together with the Existing Interest Rate Swap Agreement, a “Secured Hedging Agreement”), with any Lender, or any affiliate thereof or a syndicate of financial institutions organized by a Lender or an affiliate of a Lender (even if any such Lender ceases to be a Lender under the Credit Agreement for any reason) (any such Lender, affiliate or other such financial institution that participates therein, together with Calyon (as counterparty to the Existing Interest Rate Swap Agreement), and in each case their subsequent successors and assigns, collectively, the “Hedging Creditors”, and together with the Lender Creditors and each Credit Card Issuer, the “Lender Secured Creditors”);
WHEREAS, R.J. Reynolds Tobacco Holdings, Inc., a Wholly-Owned Subsidiary of the Borrower (“RJRTH”) and the Existing Senior Notes Trustee, on behalf of the holders of the Existing Senior Notes, have entered into the Existing Senior Notes Indenture, providing for the issuance of Existing Senior Notes by RJRTH;
WHEREAS, the Borrower and the New Senior Notes Trustee, on behalf of the holders of the New Senior Notes, have entered into the New Senior Notes Indenture, providing for the issuance from time to time of New Senior Notes by the Borrower;
WHEREAS, the Borrower and the Refinancing Senior Notes Trustee, on behalf of the holders of the Refinancing Senior Notes, may from time to time enter into the Refinancing Senior Notes Indenture, providing for the issuance from time to time of Refinancing Senior Notes by the Borrower;
WHEREAS, pursuant to the Subsidiary Guaranty, each Assignor (other than the Borrower) has jointly and severally guaranteed to the Lender Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty);
WHEREAS, pursuant to the Borrower Guaranty, the Borrower has guaranteed to the Hedging Creditors and the Credit Card Issuers the payment when due of the Guaranteed Obligations;
WHEREAS, each Specified Existing Senior Notes Assignor (other than RJRTH) has jointly and severally guaranteed to the Existing Senior Notes Creditors the payment when due of principal and interest on the Existing Senior Notes;

WHEREAS, each Specified RAI Senior Notes Assignor (other than the Borrower) has jointly and severally guaranteed to the New Senior Notes Creditors the payment when due of principal and interest on the New Senior Notes;
WHEREAS, each Specified RAI Senior Notes Assignor (other than the Borrower) may from time to time jointly and severally guarantee to the Refinancing Senior Notes Creditors the payment when due of principal and interest on the Refinancing Senior Notes;
WHEREAS, certain of the Assignors have heretofore entered into a Security Agreement, dated as of July 15, 2003, and amended and restated as July 30, 2004 (as so amended and restated and as the same may further amended, restated, modified and/or supplemented from time to time, but not including, the date hereof, the “First Amended and Restated Security Agreement”);
WHEREAS, the Assignors desire to further amend and restate the First Amended and Restated Security Agreement in the form of this Agreement;
WHEREAS, the Credit Agreement requires this Agreement be executed and delivered to the Collateral Agent by the Assignors, and the Secured Hedging Agreements, the Existing Senior Notes Indenture and the New Senior Notes Indenture, require that this Agreement secure the respective Obligations as provided herein;
WHEREAS, each Assignor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;
NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties and hereby covenants and agrees as follows:
ARTICLE I
SECURITY INTERESTS
          1.1 Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Applicable Obligations, each Assignor does hereby sell, assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent for the benefit of the relevant Secured Creditors as their interests may appear, a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired:
     (i) each and every Receivable;
     (ii) all Contracts, together with all Contract Rights arising thereunder;
     (iii) all Inventory;
     (iv) all Equipment;

     (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;
     (vi) the Cash Collateral Account established for such Assignor and all moneys, securities and instruments deposited or required to be deposited in such Cash Collateral Account;
     (vii) all Patents and Copyrights and all reissues, renewals or extensions thereof;
     (viii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Trade Secrets Rights;
     (ix) all insurance policies;
     (x) all other Goods, General Intangibles, Chattel Paper (including without limitation all Tangible Chattel Paper and all Electronic Chattel Paper), Documents and Instruments;
     (xi) all Permits;
     (xii) all cash;
     (xiii) all Commercial Tort Claims;
     (xiv) all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all moneys, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;
     (xv) all Investment Property;
     (xvi) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);
     (xvii) all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;
     (xviii) all Supporting Obligations; and
     (xix) all Proceeds and products of any and all of the foregoing (all of the above, including this clause (xix), collectively, the “Collateral”);
provided that notwithstanding the foregoing, (x) the Collateral that secures the Existing Senior Notes Obligations of a Specified Existing Senior Notes Assignor shall be limited to Designated Existing Senior Notes Collateral owned by such Specified Existing Senior Notes Assignor, all of which Collateral shall also ratably secure all other Applicable Obligations of such Specified Existing Senior Notes Assignor, and the Collateral Proceeds with respect to any item of Collateral owned by a Specified Existing Senior Notes Assignor that are to be applied to the Existing Senior Notes Obligations shall be limited to Collateral Proceeds from the sale, other disposition of or other realization upon, and other moneys received in respect of, the Designated Existing Senior Notes Collateral of such Specified Existing Senior Notes Assignor, with such Collateral Proceeds to also be applied ratably to all other Applicable Obligations of such Specified Existing Senior Notes Assignor and (y) the Collateral that secures the RAI Senior Notes Obligations of a Specified RAI Senior Notes Assignor shall be limited to Designated RAI Senior Notes Collateral owned by such Specified RAI Senior Notes Assignor, all of which Collateral shall also ratably secure all other Applicable Obligations of such Specified RAI Senior Notes Assignor, and the Collateral Proceeds with respect to any item of Collateral owned by a Specified RAI Senior Notes Assignor that are to be applied to the RAI Senior Notes Obligations shall be limited to Collateral Proceeds from the sale, other disposition of or other realization upon, and other moneys received in respect of, the Designated RAI Senior Notes Collateral of such Specified RAI Senior Notes Assignor, with such Collateral Proceeds to also be applied ratably to all other Applicable Obligations of such Specified RAI Senior Notes Assignor.
(b) Notwithstanding anything contained herein to the contrary, (i) the term “Collateral” as used herein shall not include any Copyright, Mark, Patent, Trade Secret, computer program or Software to the extent such property is subject to a license or agreement the terms of which prohibit an assignment of, or the granting of a security interest in, any Assignor’s rights thereunder or such Assignor’s grant of a security interest pursuant to this Agreement would give any party thereto (other than such Assignor) the right to terminate its obligations thereunder; provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by an Assignor of the security interest pursuant to this Agreement in any account or any money or other amounts due or to become due under any such Copyright, Mark, Patent, Trade Secret, computer program or Software or such license or agreement governing the same, (ii) the term “Collateral” as used herein shall not include (x) the RJRTH Intercompany Note and any Contract Rights or General Intangibles of the Borrower arising under the Pledge Agreement in its capacity as RJRTH Intercompany Note Creditor, (y) any Equity Interests owned or held by any Assignor and (z) at any time prior to the exchange of at least 51% in aggregate principal amount of each series of Existing Senior Notes for Exchange Senior Notes pursuant to the Existing Senior Notes Exchange (and the elimination of the lien covenant in the Existing Senior Notes Indenture as consented to by the requisite holders of the Existing Senior Notes), all indebtedness and other obligations owing by a Subsidiary of RJRTH to RJRTH or any of its Subsidiaries and (iii) in the case of any sale, assignment, transfer or grant of a security interest hereunder by a Restricted Assignor only, the term “Collateral” shall not include any Collateral (determined as provided herein without regard to this clause (iii)) of such Restricted Assignor other than (x) Collateral of the type described in clauses (v), (vi), (vii), (viii) and (xix) of Section 1.1(a) and (y) all other Collateral of the type which may be perfected by the filling of a UCC-1 financing statement in any relevant jurisdiction.
          (c) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

          1.2 Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.
ARTICLE II
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:
          2.1 Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of all the Collateral have been accomplished or shall have been accomplished within 45 days of a new Trigger Event occurring after the Fourth Restatement Effective Date (or, in the case of Collateral constituting Excluded Unperfected Collateral, on the date on which such Collateral ceases to qualify as such in accordance with the definition of Excluded Unperfected Collateral) and the security interest granted to the Collateral Agent pursuant to this Agreement in and to all of the Collateral (other than Excluded Unperfected Collateral) constitutes, upon satisfaction of such filings, registrations and recordings, a perfected security interest therein superior and prior to the rights of all other Persons therein (other than any such rights pursuant to any Permitted Liens that have a priority as provided under applicable law) and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.
          2.2 No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than in connection with Permitted Liens) adverse to the Collateral Agent.
          2.3 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens and financing statements filed pursuant to the same liens as Permitted Liens) and at all times prior to the Termination Date, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the

Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Credit Agreement.
          2.4 Chief Executive Office; Records. As of the date hereof, the chief executive office of such Assignor is located at the address or addresses indicated on Annex A hereto. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights and Trade Secret Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office and/or one or more of the locations shown on Annex A, or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights and Trade Secret Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above, or such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. Such Assignor shall not establish new locations for such chief executive offices until (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice (or such lesser notice as shall be acceptable to the Collateral Agent in the case of a new record location to be established in connection with newly acquired Contracts) of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.
          2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor (other than immaterial amounts of Inventory and Equipment) is located at one of the locations shown on Annex B attached hereto, is in transit between such locations, or is in transit to customers.
          2.6 Legal Names; Organizational Identification Number; Trade Names; Change of Name; etc. The exact legal name of each Assignor, and the organizational identification number (if any) of each Assignor, as of the date hereof, is listed on Annex C hereto for such Assignor. No Assignor has or operates in any jurisdiction under, or in the five years preceding the date hereof has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto for such Assignor. No Assignor shall change its legal name, organizational identification number (if any) or assume or operate in any jurisdiction under any trade, fictitious or other name except its legal name, organizational identification number and those trade names in each case listed on Annex C hereto for such Assignor and those that may be established in accordance with the immediately succeeding sentence of this Section 2.6. No Assignor shall change its legal name or organizational identification number or assume or operate in any jurisdiction under any new trade, fictitious or other name or operate under any existing name in any additional jurisdiction until (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of its intention so to do, clearly describing such new name and/or jurisdiction and, in the case of a new name, the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the

Collateral Agent may reasonably request, (ii) with respect to such new name and/or jurisdiction, it shall have taken all action necessary, or in the reasonable opinion of the Collateral Agent, desirable to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby. In addition, to the extent that any Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.
          2.7 Recourse. This Agreement is made with full recourse to such Assignor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of such Assignor contained herein, in the other Credit Documents and the other Secured Debt Agreements, and otherwise in writing in connection herewith or therewith.
          2.8 Jurisdiction and Type of Organization. The jurisdiction of organization of each Assignor, and the type of organization of each Assignor, as of the date hereof, is listed on Annex I hereto for such Assignor. No Assignor shall change its jurisdiction of organization or its type of organization until (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new jurisdiction of organization and/or type of organization, it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.
          2.9 Collateral in the Possession of a Bailee. If any Inventory or other Goods (other than immaterial amounts of Inventory and Equipment) are at any time in the possession of a bailee, the respective Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of the respective Assignor. The Collateral Agent agrees with the Assignors that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.
          2.10 As-Extracted Collateral; Timber-to-be-Cut. As of the date hereof, no Unrestricted Assignor owns, or expects to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date hereof any Unrestricted Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Unrestricted Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.
ARTICLE III
SPECIAL PROVISIONS CONCERNING
RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS
          3.1 Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all material records, papers and documents relating thereto (if any) are genuine and in all material respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes) and (ii) will, to the knowledge of such Assignor, evidence true and valid obligations of the account debtor named therein.
          3.2 Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, and such Assignor will make the same available to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times (i.e., during normal business hours) and upon reasonable prior notice to such Assignor. If requested by the Collateral Agent while an Event of Default is in existence, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, copies of all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). If the Collateral Agent so directs, upon the occurrence and during the continuance of an Event of Default, such Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to such Receivables with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.
          3.3 Modification of Terms; etc. No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except (i) as permitted by Section 3.4 hereof and (ii) in accordance with such Assignor’s reasonable business practices. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with all material Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

          3.4 Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The reasonable costs and expenses (including, without limitation, attorneys’ fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor.
          3.5 Direction to Account Debtors; etc. Upon the occurrence and during the continuance of a Noticed Event of Default, and if the Collateral Agent so directs any Assignor, to the extent permitted by applicable law, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x) and (z) that the Collateral Agent may enforce collection of any Receivables or Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as the Assignor. The Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses (including reasonable attorneys’ fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor; provided that, the failure of the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.5.
          3.6 Instruments. If any Assignor owns or acquires any Instrument, such Assignor will within 30 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent promptly deliver such Instrument (other than checks payable to any Assignor and processed in the ordinary course of business) to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.
          3.7 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to give effect to the purposes of this Agreement.

          3.8 Assignors Remain Liable Under Receivables and Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables and each Contract to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of the agreement giving rise to such Receivables or such Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Receivable or such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto) or any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto) or any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
          3.9 Deposit Accounts; Etc. (a) No Unrestricted Assignor maintains, or at any time after the date hereof shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States, provided that an Unrestricted Assignor may maintain or establish an account or accounts outside of the United States on terms, and in circumstances, reasonably acceptable to the Collateral Agent, so long as (i) the aggregate amount of cash in all such accounts maintained outside the United States (exclusive of any amounts deposited in any such account representing monies from revenue generated exclusively from operations outside the United States) shall not exceed $150,000,000 and (ii) the aggregate amount of cash in all such accounts maintained outside the United States in excess of the amount permitted in preceding clause (i) does not exceed an amount reasonably satisfactory to the Collateral Agent (each such account outside the United States meeting the foregoing requirements, a “Non-U.S. Deposit Account”). Annex J hereto accurately sets forth, as of the date of this Agreement, for each Unrestricted Assignor, each Deposit Account maintained by such Unrestricted Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective Bank with respect to such Deposit Account. For each Perfected Deposit Account, the respective Unrestricted Assignor shall cause the bank with which the Perfected Deposit Account is maintained to execute and deliver to the Collateral Agent, within 60 days after the Fourth Restatement Effective Date or, if later, at the time of the establishment of the respective Perfected Deposit Account, a “control agreement” in the form of Annex L hereto (appropriately completed), with such changes thereto as may be approved by the Collateral Agent (such approval not to be unreasonably withheld). If any bank with which a Perfected Deposit Account is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Unrestricted Assignor shall promptly (and in any event within 60 days after the Fourth Restatement Effective Date or, if later, 60 days after the opening of such account) close the respective Perfected Deposit Account and transfer all balances therein to the Cash Collateral Account or another Perfected Deposit Account meeting the requirements of this Section 3.9. If any bank with which a Perfected Deposit Account is maintained refuses to subordinate all its claims with respect to such Perfected Deposit Account to the Collateral Agent’s security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such Perfected Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Perfected Deposit Account be terminated (within 60 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.
          (b) After the date hereof, no Unrestricted Assignor shall establish any new demand, time, savings, passbook or similar account, except for Perfected Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a). At the time any such Perfected Deposit Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Unrestricted Assignor shall furnish to the Collateral Agent a supplement to Annex J hereto containing the relevant information with respect to the respective Perfected Deposit Account and the bank with which same is established.
          3.10 Letter-of-Credit Rights. If any Unrestricted Assignor is at any time a beneficiary under a letter of credit with a stated amount of $1,000,000 or more, such Unrestricted Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Unrestricted Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with each Unrestricted Assignor and the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of a Noticed Event of Default (it being understood and agreed that at any time prior to the occurrence of a Noticed Event of Default, such proceeds shall be directed to the relevant Assignor).
          3.11 Commercial Tort Claims. All Commercial Tort Claims of each Unrestricted Assignor and any events or circumstances that would reasonably be expected to give rise to any Commercial Tort Claims of each Unrestricted Assignor as of the date of this Agreement are described in Annex K hereto. If any Unrestricted Assignor shall at any time and from time to time after the date hereof become aware of any Commercial Tort Claims or events or circumstances that would reasonably be expected to give rise to a Commercial Tort Claim of such Unrestricted Assignor, in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $1,000,000 or more, such Unrestricted Assignor shall (i) promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest in all such Commercial Tort Claims and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent and (ii) perform all actions reasonably requested by the Collateral Agent to perfect such security interest in such Commercial Tort Claims.

     3.12 Chattel Paper. Upon the request of the Collateral Agent made at any time or from time to time, each Unrestricted Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Unrestricted Assignor. Furthermore, if requested by the Collateral Agent, each Unrestricted Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. Each Unrestricted Assignor will promptly (and in any event within 10 days) following any request by the Collateral Agent, deliver all of its Tangible Chattel Paper to the Collateral Agent.
ARTICLE IV
SPECIAL PROVISIONS CONCERNING TRADEMARKS
          4.1 Additional Representations and Warranties. Each Assignor represents and warrants as of the date hereof that it is the true and lawful owner of the United States Patent and Trademark Office registrations, and applications for registrations, of the Marks listed in Annex D, Part I attached hereto. Annex D lists or otherwise describes all the United States Patent and Trademark Office, or the equivalent office thereof in any foreign country, registrations and applications for registrations, of the Marks that such Assignor now uses in connection with its business. Each Assignor represents and warrants as of the date hereof that the material registrations listed on Annex D Part I are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said material registrations or applications for material registration with respect to a Mark is invalid or unenforceable or is not aware that there is any reason that any of said material registrations or applications for registration with respect to a Mark is invalid or unenforceable, or that there is any reason that any of said applications will not pass to registration. Each Assignor represents and warrants as of the date hereof that except with respect to those marks set forth in Annex D, Part II, it owns, or otherwise has the right to use all material Marks that it uses. Each Assignor further warrants as of the date hereof that it is not aware of any third party claiming that such Assignor’s use of a Mark material to the operation of the Assignor’s business violates in any material respect any property right of that party. Each Assignor represents and warrants that upon the recordation of an Assignment of Security Interest in United States Trademarks and Patents in the form of Annex G hereto in the United States Patent and Trademark Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the United States Marks covered by this Agreement under federal law will have been accomplished. Each Assignor agrees to execute such an Assignment of Security Interest in United States Trademarks and Patents covering all of such Assignor’s right, title and interest in each United States Mark, and the associated goodwill, of such Assignor, and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of a Noticed Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all such Assignor’s right, title and interest in each United States Mark owned by an Assignor, and record the same.

          4.2 Licenses and Assignments. Subject to the provisions of Sections 4.4 and 4.5, each Assignor hereby agrees not to divest itself of any right under a Mark other than in the ordinary course of business absent prior written approval of the Collateral Agent.
          4.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating in any material respect any of such Assignor’s rights in and to any Mark material to the operation of its business, or with respect to any party claiming that such Assignor’s use of any Mark material to the operation of its business violates in any material respect any property right of that party. Each Assignor further agrees, to prosecute diligently any Person infringing in any material respect any Mark owned by such Assignor in a manner consistent with its past practice and in accordance with reasonable business practices.
          4.4 Preservation of Marks. Each Assignor agrees to use or license the use of its Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States or the relevant foreign jurisdiction; provided, that no Assignor shall be obligated to preserve any Mark in the event such Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer necessary in the conduct of its business.
          4.5 Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction for all of its Marks (excluding unregistered Marks), and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided, that no Assignor shall be obligated to maintain any Mark or prosecute any such application for registration in the event that such Assignor determines, in its reasonable business judgment, that such Mark or application is no longer necessary in the conduct of its business.
          4.6 Future Registered Marks. If any Mark registration issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction, at the time of the delivery (or required delivery) of the annual or quarterly financial information of the Borrower to the Lenders pursuant to Section 7.01(a) or (b), as the case may be, of the Credit Agreement, such Assignor shall deliver a copy of the related registration certificate, and a grant of security in such mark to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form of Annex G hereof or in such other form as may be reasonably acceptable to the Collateral Agent.
          4.7 Remedies. If a Noticed Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the relevant Secured Creditors pursuant to a trademark security agreement in form and substance satisfactory to the Collateral Agent, executed by such Assignor and filed on the date hereof, pursuant to which all of such Assignor’s rights, title and interest in and to the Marks are assigned to the Collateral Agent for the benefit of the relevant Secured Creditors; (ii) take and use or sell the Marks and the goodwill of such Assignor’s business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor’s corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent governmental agency or office in any foreign jurisdiction to the Collateral Agent.
ARTICLE V
SPECIAL PROVISIONS CONCERNING
TRADE SECRET RIGHTS, PATENTS AND COPYRIGHTS
          5.1 Additional Representations and Warranties. Except as set forth in the Annexes attached hereto, each Assignor represents and warrants as of the date hereof that it is the true and lawful owner or licensee of all rights in (i) all Trade Secrets, (ii) the Patents of such Assignor listed in Annex E attached hereto and that said Patents constitute all the patents and applications for patents that such Assignor now owns and (iii) the Copyrights of such Assignor listed in Annex F attached hereto and that said Copyrights constitute all the registered copyrights and applications for copyright registrations that such Assignor now owns. Except as set forth on Annex F, each Assignor further warrants as of the date hereof that it is not aware of any third party claim that such Assignor’s use of any patent or any copyright material to the operation of the Assignor’s business infringes or will infringe any material patent or any material copyright owned by or licensed to any third party or that such Assignor has misappropriated any material Trade Secret owned by or licensed to any third party. Each Assignor represents and warrants that upon the recordation of an Assignment of Security Interest in United States Trademarks and Patents in the form of Annex G hereto in the United States Patent and Trademark Office and the recordation of an Assignment of Security Interest in United States Copyrights in the form of Annex H hereto in the United States Copyright Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the United States Patents and United States Copyrights covered by this Agreement under federal law will have been accomplished. Upon obtaining any Patent, each Assignor agrees to execute an Assignment of Security Interest in United States Trademarks and Patents covering all right, title and interest in each United States Patent of such Assignor and to record the same, and upon obtaining any registration of a Copyright, to execute such an Assignment of Security Interest in United States Copyrights covering all right, title and interest in each such registered United States Copyright of such Assignor and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the U.S. Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction or the U.S. Copyright Office or equivalent governmental agency in any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.
          5.2 Licenses and Assignments. Subject to the provisions of Sections 5.4 and 5.5, each Assignor hereby agrees not to divest itself of any right under a Patent or Copyright other than in the ordinary course of business absent prior written approval of the Collateral Agent.
          5.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any material infringement or other violation of such Assignor’s rights in any Patent or Copyright, in each case material to its business, or with respect to any claim that the practice of any Patent or the use of any work of authorship with respect to which there exists a Copyright, in each case material to its business, violates in any material respect any property right of a third party or with respect to any misappropriation of any Trade Secret material to its business or any claim that the practice of any Trade Secret material to its business violates any property right of a third party. To the extent consistent with its past practice and in accordance with reasonable business practices, each Assignor further agrees, to prosecute diligently any Person materially infringing any Patent or Copyright owned by such Assignor or any Person misappropriating any Trade Secret.
          5.4 Maintenance of Patents or Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force rights under each of its Patents and Copyrights; provided, that no Assignor shall be obligated to maintain any Patent in the event such Assignor determines, in its reasonable business judgment, that the maintenance of such Patent is no longer necessary in the conduct of its business.
          5.5 Prosecution of Patent or Copyright Application. At its own expense, each Assignor shall diligently prosecute all applications for (i) Patents of such Assignor listed on Annex E hereto and (ii) Copyrights listed on Annex F hereto, and, in each case, shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent, provided that no Assignor shall be obligated to maintain any Patent or Copyright in the event such Assignor determines it is no longer necessary in the conduct of its business.
          5.6 Other Patents and Copyrights. At the time of the delivery (or required delivery) of the annual or quarterly financial information of the Borrower to the Lenders pursuant to Section 7.01(a) or (b), as the case may be, of the Credit Agreement, the relevant Assignor shall deliver to the Collateral Agent information of the type required by Annex E or Annex F hereto (as applicable) relating to each newly acquired or issued Patent or Copyright and each newly filed application for a Patent or Copyright, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially in the form of Annex G or

Annex H, as the case may be, hereto; provided, that no Assignor (i) shall be obligated to prosecute any application in the event such Assignor determines, in its reasonable business judgment, that such application is no longer necessary in the conduct of its business and (ii) shall be obligated to provide a copy of a Patent application or any other information with respect to an application for a Patent or Copyright registration (other than the application date and filing number and such other identifying information necessary to perfect a security interest in the respective Patent or Copyright) if such Assignor reasonably believes such information is confidential or such disclosure would materially impair or prejudice Assignor’s rights under such application or registration.
          5.7 Remedies. If a Noticed Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the relevant Secured Creditors, pursuant to a patent security agreement or copyright security agreement, as the case may be, in form and substance satisfactory to the Collateral Agent, executed by such Assignor and filed on the date hereof, pursuant to which all of such Assignor’s right, title, and interest to such Patents and Copyrights are assigned to the Collateral Agent for the benefit of the relevant Secured Creditors; (ii) take and practice, use or sell the Patents and Copyrights; (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the relevant Secured Creditors.
ARTICLE VI
PROVISIONS CONCERNING ALL COLLATERAL
          6.1 Protection of Collateral Agent’s Security. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at its own expense, to the extent required by the Credit Agreement; copies of all policies or certificates with respect to such insurance (i) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and the Collateral Agent and the other relevant Secured Creditors as additional insureds), (ii) shall state that such insurance policies shall not be cancelled or materially revised without at least 30 days’ (or at least 10 days’ in the case of nonpayment of premium) prior written notice thereof by the insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent. If any Assignor shall fail to insure such Inventory or Equipment to the extent required by the Credit Agreement, or if any Assignor shall fail to so endorse and deposit copies of all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation), upon prior written notice to such Assignor, to procure such insurance and such Assignor agrees to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance. Except as otherwise provided in the Credit Agreement, the Collateral Agent shall apply any proceeds of such insurance required after a Noticed Event of Default in accordance with Section 7.4 (it being understood that so long as no

Noticed Event of Default has occurred and is continuing, the Collateral Agent will release any interest it has in the proceeds of any casualty insurance to the Assignors). Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.
          6.2 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.
          6.3 Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral (subject to the Permitted Liens) as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements (including, without limitation, (x) financing statements which list the Collateral specifically and/or “all assets” as collateral and (y) “in lieu of” financing statements) without the signature of such Assignor where permitted by law.
          6.4 Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.
ARTICLE VII
REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT
          7.1 Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if a Noticed Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may also:
     (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;
     (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;
     (iii) instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all moneys, securities and instruments held by such depository bank to the Cash Collateral Account and withdraw all moneys, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4 hereof;
     (iv) sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, and take possession of the proceeds of any such sale or liquidation;
     (v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any place or places reasonably designated by the Collateral Agent, in which event such Assignor shall at its own expense:
     (A) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent,
     (B) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2, and
     (C) while the Collateral shall be so stored and kept, provide such guards, other security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;
     (vi) license or sublicense whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;
     (vii) apply any moneys constituting Collateral or proceeds thereof in accordance with Section 8.4; and
     (viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC.
it being understood that such Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that (x) this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Lenders or, if the CA Termination Date has occurred, the holders of a majority of the outstanding principal amount of all remaining Obligations, provided that if prior to the CA Termination Date a payment default with respect to at least $300,000,000 principal amount in the aggregate of Existing Senior Notes, New Senior Notes and/or Refinancing Senior Notes has continued for at least 180 days (and such defaulted payment has not been received pursuant to a drawing under any letter of credit), the holders of a majority of the outstanding principal amount of the Indebtedness subject to such payment default or defaults can direct the Collateral Agent to commence and continue enforcement of the Liens created hereunder, which the Collateral Agent shall comply with subject to receiving any indemnity which it reasonably requests, provided further that the Collateral Agent shall thereafter comply only with the directions of the Required Lenders as to carrying out such enforcement so long as such directions are not adverse to the aforesaid directions of the holders of Indebtedness subject to such payment default or defaults, and (y) no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Collateral Agent for the benefit of the Secured Creditors as their interest may appear upon the terms of this Agreement and the other Security Documents.
          7.2 Remedies; Disposition of the Collateral. Upon the occurrence and continuance of a Noticed Event of Default, any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than ten (10) days’ written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten (10) days’ written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent’s option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in one newspaper in general circulation in the City of New York and one newspaper in general circulation in Winston Salem, North Carolina. To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser (by bidding in the Obligations or otherwise) of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor (except to the extent of surplus money received as provided in Section 7.4). If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.
          7.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and such Assignor hereby further waives, to the extent permitted by law:
     (i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or wilful misconduct;
     (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and
     (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.
Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.
          7.4 Application of Proceeds. (a) All moneys collected by the Collateral Agent upon any sale, other disposition of or other realization upon any Collateral, together with all other moneys received by the Collateral Agent hereunder (collectively, the “Collateral Proceeds”), shall be applied as follows:
     (i) first, to the payment of all Obligations owing to the Collateral Agent of the type described in clauses (vii), (viii) and (ix) of the definition of “Obligations” contained in Article IX hereof;
     (ii) second, to the extent proceeds of the sale, any disposition of or other realization upon any item of Collateral remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Applicable Obligations secured by such item of Collateral shall be paid to the Secured Creditors as their interests may appear, with (x) each Secured Creditor receiving an amount equal to its outstanding Applicable Obligations secured by such item of Collateral or, if the proceeds are insufficient to pay in full all such Applicable Obligations, its Pro Rata Share of the amount so remaining to be distributed and (y) in the case of the Credit Document Obligations, the Existing Senior Notes Obligations, the New Senior Notes Obligations and the Refinancing Senior Notes Obligations included in such Applicable Obligations, any such amount to be applied (1) first to the payment of interest in respect of the unpaid principal amount of Loans, Existing Senior Notes, New Senior Notes or Refinancing Senior Notes, as the case may be, (2) second to the payment of principal of Loans, Existing Senior Notes, New Senior Notes or Refinancing Senior Notes, as the case may be, and (3) third to the other Credit Document Obligations, Existing Senior Notes Obligations, New Senior Notes Obligations or Refinancing Senior Notes Obligations, as the case may be; and
     (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), to the relevant Assignor or, to the extent directed by such Assignor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.
          (b) For purposes of this Agreement, “Pro Rata Share” shall mean when calculating a Secured Creditor’s portion of any distribution or amount pursuant to Section 7.4(a), the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Applicable Obligations secured by the relevant item of Collateral owed such Secured Creditor and the denominator of which is the then outstanding amount of all Applicable Obligations secured by the relevant item of Collateral.
          (c) All payments required to be made to the (i) Lender Creditors hereunder shall be made to the Administrative Agent for the account of the respective Lender Creditors, (ii) Credit Card Issuers hereunder shall be made to the Credit Card Issuer(s) under the applicable Secured Credit Card Agreement, (iii) Hedging Creditors hereunder shall be made to the paying agent under the applicable Secured Hedging

Agreement or, in the case of Secured Hedging Agreements without a paying agent, directly to the applicable Hedging Creditors, (iv) Existing Senior Notes Creditors hereunder shall be made to the Existing Senior Notes Trustee for the account of the respective Existing Senior Notes Creditors, (v) New Senior Notes Creditors hereunder shall be made to the New Senior Notes Trustee for the account of the respective New Senior Notes Creditors, and (vi) Refinancing Senior Notes Creditors hereunder shall be made to the Refinancing Senior Notes Trustee for the account of the respective Refinancing Senior Notes Creditors.
          (d) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent for a determination of the outstanding Credit Document Obligations, (ii) any Credit Card Issuer for a determination of the outstanding Credit Card Obligations owed to such Credit Card Issuer, (iii) any Hedging Creditor for a determination of the outstanding Hedging Obligations owed to such Hedging Creditor, (iv) the Existing Senior Notes Trustee for a determination of the outstanding Existing Senior Notes Obligations, (v) the New Senior Notes Trustee for a determination of the outstanding New Senior Notes Obligations, and (vi) the Refinancing Senior Notes Trustee for a determination of the outstanding Refinancing Senior Notes Obligations. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Lender Creditor.
          (e) It is understood that each Assignor shall remain liable to the extent of any deficiency between (x) the amount of the obligations for which it is liable directly or as a Guarantor that are satisfied with proceeds of the Collateral and (y) the aggregate outstanding amount of such Obligations.
          7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.
          7.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted (except to the extent of a determination adverse to the Collateral Agent in such a proceeding).
ARTICLE VIII
INDEMNITY
          8.1 Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually, as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, or the documents executed in connection herewith or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for expenses, losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, such Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify such Assignor of any such assertion of which such Indemnitee has knowledge.
          (b) Without limiting the application of Section 8.1(a), each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because such Assignor shall have failed to comply with its obligations under this Agreement) any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the

Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral. Any reference in this Agreement, to “fees of counsel” or other similar phraseology shall mean the actual and reasonable fees incurred at customary and reasonable hourly rates in the jurisdiction in which the services of such counsel are performed, not pursuant to any statutory formula or percentage calculation.
          (c) Without limiting the application of Section 8.1(a) or (b), each Assignor jointly and severally agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by an Assignor in this Agreement, or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.
          (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, each Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.
          8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Secured Hedging Agreements, the full payment of all Existing Senior Notes issued under the Existing Senior Notes Indenture, the full payment of all New Senior Notes issued under the New Senior Notes Indenture, the full payment of all Refinancing Senior Notes issued under the Refinancing Senior Notes Indenture and the payment of all of the other Obligations and notwithstanding the discharge thereof.
ARTICLE IX
DEFINITIONS
The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.
“Additional Senior Notes” shall have the meaning provided in the Credit Agreement.
“Administrative Agent” shall have the meaning provided in the recitals to this Agreement.
“Agreement” shall mean this Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.
“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          “Assignor” shall have the meaning specified in the first paragraph of this Agreement.
“Applicable Obligations” shall mean (i) for each Assignor that is a Specified RAI Senior Notes Assignor but not a Specified Existing Senior Notes Assignor, all the Obligations other than the Existing Senior Notes Obligations, (ii) for each Assignor that is a Specified Existing Senior Notes Assignor but not a Specified RAI Senior Notes Assignor, all the Obligations other than the New Senior Notes Obligations and the Refinancing Senior Notes Obligations, (iii) for each Assignor that is both a Specified RAI Senior Notes Assignor and a Specified Existing Senior Notes Assignor, all the Obligations and (iv) for each Assignor that is neither a Specified RAI Senior Notes Assignor nor a Specified Existing Senior Notes Assignor, all the Obligations other than the Existing Senior Notes Obligations, the New Senior Notes Obligations and the Refinancing Senior Notes Obligations, provided that (x) the Existing Senior Notes Obligations shall be excluded from the Applicable Obligations of a Specified Existing Senior Notes Assignor to the extent the Existing Senior Notes Documents do not require the Existing Senior Notes Obligations to be secured pursuant to this Agreement (or, in the case of the Applicable Obligations of the Borrower, to the same extent the Existing Senior Notes Obligations are excluded from the Applicable Obligations of RJRTH as provided above in this clause (x)), (y) the New Senior Notes Obligations shall be excluded from the Applicable Obligations of a Specified RAI Senior Notes Assignor to the extent the New Senior Notes Documents do not require the New Senior Notes Obligations to be secured pursuant to this Agreement, and (z) the Refinancing Senior Notes Obligations shall be excluded from the Applicable Obligations of a Specified RAI Senior Notes Assignor to the extent the Refinancing Senior Notes Documents do not require the Refinancing Senior Notes Obligations to be secured pursuant to this Agreement.
“Business Day” means any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close.
“CA Termination Date” shall have the meaning provided in Section 10.9 hereof.
“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors as their interests may appear.
“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.
“Class” shall have the meaning provided in Section 10.2 hereof.
“Collateral” shall have the meaning provided in Section 1.1(a) hereof.
“Collateral Agent” shall have the meaning specified in the first paragraph of this Agreement.
“Collateral Proceeds” shall have the meaning provided in Section 7.4(a) hereof.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts and Excluded Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.
“Contracts” shall mean all contracts between an Assignor and one or more additional parties (including, without limitation, any Secured Credit Card Agreement, any Secured Hedging Agreement and related documents entered into in connection therewith) to the extent the grant by an Assignor of a security interest pursuant to this Agreement in its right, title and interest in any such contract is not prohibited by such contract (or, if prohibited, the consent of each other party to such grant of a security interest is obtained) and would not give any other party to such contract the right to terminate, or automatically result in the termination of, such other party’s obligations thereunder or the Assignor’s rights thereunder (those contracts where such grant is so prohibited (and consent not obtained) or resulting in such a right of, or automatic, termination are referred to herein as “Excluded Contracts”).
“Copyrights” shall mean any United States or foreign copyright filed or registered by any Assignor now or hereafter, in the United States Copyright Office or the equivalent thereof in any foreign country, as well as any application for a United States or foreign copyright registration now or hereafter made with the United States Copyright Office or the equivalent thereof in any foreign jurisdiction by any Assignor.
“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.
“Credit Card Issuer” shall have the meaning provided in the recitals of this Agreement.
“Credit Card Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.
“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.
“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that the term “Deposit Account” shall not include (i) any Excluded Escrow Account and (ii) any Deposit Account (defined as provided above without regard to this proviso) of Lane or Santa Fe.
“Designated Existing Senior Notes Collateral” shall mean, with respect to any Specified Existing Senior Notes Assignor, Collateral owned by such Specified Existing Senior Notes Assignor consisting of (i) any shares of stock, indebtedness or other obligations of a Subsidiary of RJRTH held by or owing to such Specified Existing Senior Notes Assignor (other than the Borrower) or (ii) any Principal Property of such Specified Existing Senior Notes Assignor (other than the Borrower).

“Designated RAI Senior Notes Collateral” shall mean, with respect to any Specified RAI Senior Notes Assignor, Collateral owned by such Specified RAI Senior Notes Assignor consisting of (i) any Principal Property of such Specified RAI Senior Notes Assignor or (ii) at any time on or after the time RJRTH becomes a Specified RAI Senior Notes Assignor, all indebtedness and other obligations owing by Reynolds Tobacco owned or held by such Specified RAI Senior Notes Assignor.
“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Equipment” shall mean any “equipment,” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures now or hereafter owned by such Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessories hereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto but excluding Equipment to the extent it is subject to a Permitted Lien and the terms of the Indebtedness securing such Permitted Liens prohibits assignment or granting of a security interest in such Assignor’s rights and obligations thereunder.
“Event of Default” shall mean any Event of Default under the Credit Agreement, any “event of default” under the Existing Senior Notes Documents, the New Senior Notes Documents or the Refinancing Senior Notes Documents or any payment default, after any applicable grace period, under any Secured Credit Card Agreement or any Secured Hedging Agreement.
“Exchange Senior Notes” shall have the meaning provided in the Credit Agreement.
“Excluded Contracts” shall have the meaning provided in the definition of Contracts.
“Excluded Deposit Account” shall mean (i) the Cash Collateral Account, (ii) payroll accounts, (iii) accounts used solely for disbursement purposes, (iv) up to ten certificates of deposit established with various Lenders identified as “Excluded Deposit Accounts” and set forth from time to time on Annex J hereto (provided that such certificates of deposit shall be “Excluded Deposit Accounts” only so long as the aggregate amount of cash and cash equivalents on deposit in such accounts does not exceed $1,000,000 at any time) and (v) each Non-U.S. Deposit Account.
“Excluded Escrow Accounts” shall mean (i) the account maintained with the Bank of New York in which cash has been deposited for the benefit of certain former shareholders of Nabisco Group Holdings and (ii) escrow accounts which collateralize litigation appeal bonds or judgments being appealed by an Assignor.
“Excluded Unperfected Collateral” shall mean and include (i) Excluded Deposit Accounts (other than the Cash Collateral Account), (ii) any motor vehicles or similar titled property a security interest over which may not be perfected by the filing of a UCC-1 financing statement in the relevant jurisdiction, (iii) Patents, Trademarks and Copyrights acquired or issued after the date of this Agreement during (and only during) the period from such date of acquisition or issuance to and including the 15th day following the date of the required delivery of a confirmatory grant of security interest therein pursuant to Section 4.6 or Section 5.6, as the case may be, (iv) during the 60 day period prior to the required delivery of a “control agreement” with respect to a Perfected Deposit Account pursuant to Section 3.9, the respective such Perfected Deposit Account and (v) any Collateral acquired after the Fourth Restatement Effective Date (or, if later, a given Trigger Date) during (and only during) the period from such date of acquisition thereof to and including the 15th day following such acquisition.
“Existing Senior Notes” shall mean, collectively, (i) RJRTH’s 6.50% Notes due June 1, 2007 in an initial aggregate principal amount equal to $300,000,000, (ii) RJRTH’s 7.875% Notes due May 15, 2009 in an initial aggregate principal amount equal to $200,000,000, (iii) RJRTH’s 6.50% Notes due July 1, 2010 in an initial aggregate principal amount equal to $300,000,000, (iv) RJRTH’s 7.25% Notes due June 1, 2012 in an initial aggregate principal amount equal to $450,000,000, and (v) RJRTH’s 7.30% Notes due July 15, 2015 in an initial aggregate principal amount equal to $200,000,000, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.
“Existing Senior Notes Creditors” shall mean the Existing Senior Notes Trustee and the holders of the Existing Senior Notes.
“Existing Senior Notes Documents” shall mean the Existing Senior Notes and the Existing Senior Notes Indenture.
“Existing Senior Notes Exchange” shall have the meaning provided in the Pledge Agreement.
“Existing Senior Notes Indenture” shall mean, collectively, (i) the indenture, dated as of May 20, 2002, as amended among RJRTH, the guarantors of the notes issued pursuant thereto, and The Bank of New York, as trustee and (ii) the indenture, dated as of May 15, 1999, as amended among RJRTH, the guarantors of the notes issued pursuant thereto, and The Bank of New York, as trustee, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.
“Existing Senior Notes Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.
“Existing Senior Notes Trustee” shall mean, collectively, the trustee and/or trustees under the Existing Senior Notes Indenture.
“General Intangibles” mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, but excluding those General Intangibles constituting Excluded Contracts (other than any Receivable or any money(ies) due or to become due under any such Excluded Contract).
“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Hedging Creditors” shall have the meaning provided in the recitals of this Agreement.
“Hedging Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.
“Indemnitee” shall have the meaning provided in Section 8.1 hereof.
“Initial New Senior Notes” shall mean, collectively, (i) the Borrower’s 7.25% Senior Secured Notes due 2013 in an initial aggregate principal amount equal to $625,000,000, (ii) the Borrower’s 7.625% Senior Secured Notes due 2016 in an initial aggregate principal amount equal to $775,000,000, and (iii) the Borrower’s 7.75% Senior Secured Notes due 2018 in an initial aggregate principal amount equal to $250,000,000, in each case issued pursuant to the New Senior Notes Indenture, as in effect on the Fourth Restatement Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.
“Instrument” shall mean “instrument” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that the term “Instrument” shall not include (x) any Instrument (as defined above in the absence of this proviso) pledged pursuant to the Pledge Agreement or (y) the LSB Note (as defined in the Pledge Agreement).
“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production — from raw materials through work-in-process to finished goods — and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.
“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, provided that the term “Investment Property” shall not include (i) Collateral (as defined in the Pledge Agreement) pledged pursuant to the Pledge Agreement or (ii) “investment property” excluded pursuant to the definition of “Investment Property” contained in the Pledge Agreement.
“Lender Creditors” shall have the meaning provided in the recitals of this Agreement.
          “Lender Secured Creditors” shall have the meaning provided in the recitals of this Agreement.
          “Lenders” shall have the meaning provided in the recitals of this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Liens” shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest in a financing lease or analogous instrument, in, of, or on an Assignor’s property.
“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.
“Marks” shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by an Assignor, which are registered in the United States Patent and Trademark Office or the equivalent thereof in any State of the United States or in any foreign country, as well as any unregistered marks used by any Assignor, and any trade dress including logos, designs, company names, business names, fictitious business names and other business identifiers used by any Assignor in the United States or any foreign country.
“New Senior Notes” shall mean (i) the Initial New Senior Notes, (ii) the Exchange Senior Notes and (iii) the Additional Senior Notes, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.
“New Senior Notes Creditors” shall mean the New Senior Notes Trustee and the holders of the New Senior Notes.
“New Senior Notes Documents” shall mean the New Senior Notes and the New Senior Notes Indenture.
“New Senior Notes Indenture” shall mean the Indenture, dated as of May 31, 2006, among the Borrower, the Subsidiary Guarantors and The Bank of New York, as trustee, as in effect on the Fourth Restatement Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.
“New Senior Notes Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.
“New Senior Notes Trustee” shall mean the trustee under the New Senior Notes Indenture.
“Non-U.S. Deposit Account” has the meaning provided in Section 3.9(a).
“Noticed Event of Default” shall mean (i) an Event of Default with respect to a Credit Party under Section 9.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Collateral Agent has given any Credit Agreement Party notice that such Event of Default constitutes a “Noticed Event of Default.”
“Notified Non-Credit Agreement Event of Default” means (i) the acceleration of the maturity of any Existing Senior Notes, New Senior Notes or Refinancing Senior Notes or the failure to pay at maturity any Existing Senior Notes, New Senior Notes or Refinancing Senior Notes, or the occurrence of any bankruptcy or insolvency Event of Default under the Existing Senior Notes Indenture, the New Senior Notes Indenture or the Refinancing Senior Notes Indenture, (ii) any Event of Default under a Secured Credit Card Agreement or (iii) any Event of Default under a Secured Hedging Agreement, in the case of any event described in clause (i), (ii) or (iii) to the extent the Existing Senior Notes Trustee, the New Senior Notes Trustee, the Refinancing Senior Notes Trustee, the relevant Credit Card Issuer or the relevant Hedging Creditor, as the case may be, has given written notice to the Collateral Agent that a “Notified Non-Credit Agreement Event of Default” exists; provided that such written notice may only be given if such Event of Default is continuing and, provided further, that any such Notified Non-Credit Agreement Event of Default shall cease to exist (I) once there is no longer any Event of Default under the Existing Senior Notes Indenture, the New Senior Notes Indenture, the Refinancing Senior Notes Indenture, the respective Secured Credit Card Agreement or the respective Secured Hedging Agreement, as the case may be, in existence, (II) in the case of an Event of Default under the Existing Senior Notes Indenture, the New Senior Notes Indenture or the Refinancing Senior Notes Indenture, after all Existing Senior Notes Obligations, New Senior Notes Obligations or Refinancing Senior Notes Obligations, as the case may be, have been repaid in full, (III) in the case of an Event of Default under a Secured Credit Card Agreement or Secured Hedging Agreement, such Secured Credit Card Agreement or Secured Hedging Agreement, as the case may be, has been terminated and all Credit Card Obligations or Hedging Obligations, as the case may be, thereunder have been repaid in full, (IV) in the case of an Event of Default under the Existing Senior Notes Indenture, the New Senior Notes Indenture or the Refinancing Senior Notes Indenture, if the Existing Senior Notes Creditors, the New Senior Notes Creditors or the Refinancing Senior Notes Creditors, as the case may be, holding at least a majority of the aggregate principal amount of the outstanding Existing Senior Notes, New Senior Notes or the Refinancing Senior Notes, as the case may be, at such time have rescinded such written notice and (V) in the case of an Event of Default under a Secured Credit Card Agreement or Secured Hedging Agreement, the requisite Credit Card Issuers with Credit Card Obligations or Hedging Creditors with Hedging Obligations, as the case may be, thereunder at such time have rescinded such written notice.
“Obligations” shall mean (i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with each Credit Document to which it is a party (including, without limitation, indemnities, fees and interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) and the due performance and compliance by each Assignor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Secured Hedging Agreements, being herein collectively called the “Credit Document Obligations”); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with each Secured Credit Card Agreement, including all obligations, if any, under a Guaranty in respect of any Secured Credit Card Agreement and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding (all such obligations and indebtedness under this clause (ii) being herein collectively called the “Credit Card Obligations”); (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with each Secured Hedging Agreement, including all obligations, if any, under a Guaranty in respect of any Secured Hedging Agreement and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding (all such obligations and indebtedness under this clause (iii) being herein collectively called the “Hedging Obligations”); (iv) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with each Existing Senior Notes Document to which it is a party (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) and the due performance and compliance by each Assignor with the terms of each such Existing Senior Notes Document (all such obligations and liabilities under this clause (iv), being herein collectively called the “Existing Senior Notes Obligations”); (v) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with each New Senior Notes Document to which it is a party (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) and the due performance and compliance by each Assignor with the terms of each such New Senior Notes Document (all such obligations and liabilities under this clause (v) being herein collectively called the “New Senior Notes Obligations”); (vi) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Ba nkruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with each Refinancing Senior Notes Document to which it is a party (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) and the due performance and compliance by each Assignor with the terms of each such Refinancing Senior Notes Document (all such obligations and liabilities under this clause (vi), being herein collectively called the “Refinancing Senior Notes Obligations”); (vii) any and all sums advanced by the Collateral Agent or Pledgee in order to preserve the Collateral or preserve its security interest in the Collateral; (viii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Assignor referred to in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent or Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and (ix) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 hereof.
“Patents” shall mean any United States or foreign patent with respect to which any Assignor now or hereafter has any right, title or interest, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a United States or foreign patent now or hereafter made by any Assignor.
“Perfected Deposit Account” shall mean, as to any Assignor, each Deposit Account of such Assignor other than an Excluded Deposit Account.
“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations (including certificates of need) of or from any governmental authority or agency.
“Permitted Lien” shall mean the Liens permitted to be outstanding under Section 8.03 of the Credit Agreement (or, after the CA Termination Date, the Credit Agreement as in effect immediately prior to the occurrence of the CA Termination Date).
“Principal Property” shall have the meaning provided in the Existing Senior Notes Indenture, the New Senior Notes Indenture or the Refinancing Senior Notes Indenture (in each case as in effect on the date hereof), as the context may require.
“Proceeds” shall have the meaning assigned that term under the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or an Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to an Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.
“RAI Senior Notes Obligations” shall mean, collectively, the New Senior Notes Obligations and the Refinancing Senior Notes Obligations.

“Receivable” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.
“Refinancing Senior Notes” shall have the meaning provided in the Credit Agreement.
“Refinancing Senior Notes Creditors” shall mean the Refinancing Senior Notes Trustee and the holders of the Refinancing Senior Notes.
“Refinancing Senior Notes Documents” shall mean, collectively, the Refinancing Senior Notes and the Refinancing Senior Notes Indenture.
“Refinancing Senior Notes Indenture” shall mean one or more indentures entered into from time to time providing for the issuance of Refinancing Senior Notes by the Borrower, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.
“Refinancing Senior Notes Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.
“Refinancing Senior Notes Trustee” shall mean, collectively, the trustee and/or trustees under the Refinancing Senior Notes Indenture.
“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Requisite Creditors” shall have the meaning provided in Section 10.2 hereof.
“Restricted Assignor” shall mean Lane and Santa Fe.
“RJRTH” shall have the meaning provided in the recitals to this Agreement.
“RJRTH Intercompany Note Creditor” shall have the meaning provided in the Pledge Agreement.
“RJRTH Intercompany Note Obligations” shall have the meaning provided in the Pledge Agreement.

“Secured Credit Card Agreement” shall have the meaning provided in the recitals of this Agreement.
“Secured Creditors” shall mean, collectively, the Lender Secured Creditors, the Existing Senior Notes Creditors, the New Senior Notes Creditors and the Refinancing Senior Notes Creditors.
“Secured Debt Agreements” shall mean each Credit Document, each Secured Credit Card Agreement, each Secured Hedging Agreement, each Existing Senior Notes Document, each New Senior Notes Document and each Refinancing Senior Notes Document.
          “Secured Hedging Agreements” shall have the meaning provided in the recitals of this Agreement.
“Security” shall mean “security” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Specified Existing Senior Notes Assignor” shall mean the Borrower, RJRTH and each other Assignor with Existing Senior Notes Obligations that is a Restricted Subsidiary (as defined in the Existing Senior Notes Indenture).
“Specified RAI Senior Notes Assignor” shall mean the Borrower and each Assignor with RAI Senior Notes Obligations that is a Restricted Subsidiary (as defined in the New Senior Notes Indenture).
“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Receivable, Chattel Paper, Document, General Intangible, Instrument or Investment Property.
“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Termination Date” shall have the meaning provided in Section 10.9 hereof.
“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is used in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secret it holds.
“Trade Secrets” means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly,

installation, use, operation, marketing, sale and servicing of any products or business of an Assignor worldwide whether written or not written.
“Unrestricted Assignor” shall mean each Assignor other than a Restricted Assignor.
ARTICLE X
MISCELLANEOUS
          10.1 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered (including by way of overnight courier):
     (i) if to any Assignor, at its address contained in the Credit Agreement (for the Credit Agreement Parties) or the Subsidiary Guaranty (for the other Assignors);
     (ii) if to the Collateral Agent, at:
JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017
Attn.: Raju Nanoo
Tel. No.: 212-270-2272
Fax. No.: 212-270-5120
     (iii) if to any Lender (other than the Collateral Agent), at such address as such Lender shall have specified in the Credit Agreement;
     (iv) if to any Credit Card Issuer, at such address as such Credit Card Issuer shall have specified in writing to the Assignors and the Collateral Agent;
     (v) if to any Hedging Creditor, at such address as such Hedging Creditor shall have specified in writing to the Assignors and the Collateral Agent;
     (vi) if to any Existing Senior Notes Creditor, at such address of the Existing Senior Notes Trustee as the Existing Senior Notes Trustee shall have specified in writing to the Assignors and the Collateral Agent;
     (vii) if to any New Senior Notes Creditor, at such address of the New Senior Notes Trustee as the New Senior Notes Trustee shall have specified in writing to the Assignors and the Collateral Agent;
     (viii) if to any Refinancing Senior Notes Creditor, at such address of the Refinancing Senior Notes Trustee as the Refinancing Senior Notes Trustee shall have specified in writing to the Assignors and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. Except as otherwise expressly provided herein, all such notices and communications shall be deemed to have been duly given or made when received.
          10.2 Waiver; Amendment. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Collateral Agent (with the consent of (x) if prior to the CA Termination Date, the Required Lenders or, to the extent required by Section 12.12 of the Credit Agreement, all of the Lenders and (y) if on or after the CA Termination Date, the holders of a majority of the outstanding principal amount of the Obligations remaining outstanding) and each Assignor affected thereby (it being understood that the addition or release of any Assignor hereunder shall not constitute a change, waiver, modification or variance affecting any Assignor other than the Borrower and the Assignor so added or released), provided that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors; provided, however, that technical modifications may be made to this Agreement without the consent of a given Class of Secured Creditors affected thereby if such modifications are intended to conform the Collateral pledge requirements of this Agreement with the pledge requirements of the relevant Secured Debt Agreements to which such Class of Secured Creditors is a party. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (1) the Lender Creditors as holders of the Credit Document Obligations, (2) the Credit Card Issuers as holders of the Credit Card Obligations, (3) the Hedging Creditors as holders of the Hedging Obligations, (4) the Existing Senior Notes Creditors as holders of the Existing Senior Notes Obligations, (5) the New Senior Notes Creditors as holders of the New Senior Notes Obligations or (6) the Refinancing Senior Notes Creditors as holders of the Refinancing Senior Notes Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (1) with respect to each of the Credit Document Obligations, the Required Lenders, (2) with respect to the Credit Card Obligations, the holders of at least a majority of all Credit Card Obligations outstanding from time to time, (3) with respect to the Hedging Obligations, the holders of at least a majority of all Hedging Obligations outstanding from time to time, (4) with respect to the Existing Senior Notes Obligations, the holders of at least a majority of the outstanding principal amount of the Existing Senior Notes, (5) with respect to the New Senior Notes Obligations, the holders of at least a majority of the outstanding principal amount of the New Senior Notes and (6) with respect to the Refinancing Senior Notes Obligations, the holders of at least a majority of the outstanding principal amount of the Refinancing Senior Notes.
          (b) No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on any Assignor shall constitute a waiver of any of the rights of the Collateral Agent to any other or further action without notice or demand to the extent such action is permitted to be taken by the Collateral Agent without notice or demand under the terms of this Agreement.

          10.3 Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Credit Document or any other Secured Debt Agreement, except as specifically set forth in a waiver granted pursuant to Section 10.2 hereof; or (c) any amendment to or modification of any other Credit Document or any other Secured Debt Agreement or any security for any of the Obligations; whether or not any Assignor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.
          10.4 Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns. All agreements, statements, representations and warranties made by such Assignor herein or in any certificate or other instrument delivered by each Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the other Secured Debt Agreements, regardless of any investigation made by the Secured Creditors on their behalf.
          10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
          10.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          10.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York.
          10.8 Assignors’ Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.
          10.9 Termination; Release. (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Article VIII hereof shall survive any such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will execute and deliver to such Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this

Agreement as provided above, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Collateral Agent hereunder. As used in this Agreement, (i) “CA Termination Date” shall mean the date upon which the Total Commitment has been terminated, no Letter of Credit or Note under the Credit Agreement is outstanding and all other Credit Document Obligations have been paid in full in cash (other than arising from indemnities for which no request for payment has been made) and (ii) “Termination Date” shall mean the date upon which (x) the CA Termination Date shall have occurred and (y) if (but only if) a Notified Non-Credit Agreement Event of Default shall have occurred and be continuing on the CA Termination Date (and after giving effect thereto), either (I) such Notified Non-Credit Agreement Event of Default shall have been cured or waived by the requisite holders of the relevant Obligations subject to such Notified Non-Credit Agreement Event of Default or (II) all Secured Credit Card Agreements and Secured Hedging Agreements (if any) giving rise to a Notified Non-Credit Agreement Event of Default shall have been terminated and all Obligations subject to such Notified Non-Credit Agreement Event of Default shall have been paid in full (other than arising from indemnities for which no request for payment has been made).
          (b) So long as no Notified Non-Credit Agreement Event of Default has occurred and is continuing, in the event that (x) prior to the CA Termination Date, (i) any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by Section 8.02 of the Credit Agreement (it being agreed for such purposes that a release will be deemed “permitted by Section 8.02 of the Credit Agreement” if the proposed transaction constitutes an exception to Section 8.02 of the Credit Agreement) or (ii) all or any part of the Collateral is released at the direction of the Required Lenders (or all the Lenders if required by Section 12.12 of the Credit Agreement), and the proceeds of such sale or disposition or from such release (if any) are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied or (y) on and after the CA Termination Date, any part of the Collateral is sold or otherwise disposed of without violating the Existing Senior Notes Documents, the New Senior Notes Documents, the Refinancing Senior Notes Documents, the Secured Credit Card Agreements and the Secured Hedging Agreements, the Collateral Agent, at the request and expense of the respective Assignor will release such Collateral from this Agreement, duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement (it being understood and agreed that upon the release of all or any portion of the Collateral by the Collateral Agent at the direction of the Lenders as provided above, the Lien on the Collateral in favor of the Credit Card Issuers, the Hedging Creditors, the Existing Senior Notes Creditors, the New Senior Notes Creditors and the Refinancing Senior Notes Creditors shall automatically be released).
          (c) In addition to the foregoing, all Collateral shall be automatically released (subject to reinstatement upon the occurrence of a new Trigger Event) in accordance with Section 7.10(i) of the Credit Agreement.

          (d) At any time that the relevant Assignor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 10.9(a), (b) or (c), it shall deliver to the Collateral Agent a certificate signed by an authorized officer describing the Collateral to be released and certifying its entitlement to a release pursuant to the applicable provisions of Sections 10.9(a), (b) or (c) and in such case the Collateral Agent, at the request and expense of such Assignor, will execute such documents as required to duly release such Collateral and to assign, transfer and deliver to such Assignor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being released and as may be in the possession of the Collateral Agent. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by (or which the Collateral Agent in good faith believes to be permitted by) this Section 10.9. Upon any release of Collateral pursuant to Section 10.9(a), (b) or (c), so long as no Noticed Event of Default is then in existence, none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof (subject to reinstatement rights upon the occurrence of a new Trigger Event in the case of a release pursuant to Section 10.9(c)).
          10.10 Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and Annex M hereto. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 11 of the Credit Agreement and in Annex M hereto, the terms of which shall be deemed incorporated herein by reference as fully as if the same were set forth herein in their entirety. In the event that any provision set forth in Section 11 of the Credit Agreement in respect of the Collateral Agent conflicts with any provision set forth in Annex M hereto, the provisions of Annex M hereto shall govern (except that the Lenders shall remain obligated to indemnify the Collateral Agent pursuant to Section 11 of the Credit Agreement, to the extent the Collateral Agent is not indemnified by Secured Creditors pursuant to Annex M). Notwithstanding anything to the contrary contained in Section 10.2 of this Agreement, this Section 10.10, and the duties and obligations of the Collateral Agent set forth in this Section 10.10, may not be amended or modified without the consent of the Collateral Agent.
          10.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.
          10.12 Additional Assignors. It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement shall become an Assignor hereunder by (x) executing a counterpart hereof and/or an assumption agreement in form and substance satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through F hereto and Annexes I, J and K hereto, as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement and the Credit Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and action required above to be taken to the reasonable satisfaction of the Collateral Agent.
          10.13 No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and their respective successors and assigns and for the benefit of the Secured Creditors from time to time and their respective successors and assigns and, except for the Secured Creditors and their successors and assigns, there shall be no third party beneficiaries hereof, nor shall any Person other than the parties hereto and their respective successors and assigns, and the Secured Creditors and their respective successors and assigns, be entitled to enforce the provisions hereof or have any claims against any party hereto (or any Secured Creditor) or their successors and assigns arising from, or under, this Agreement.
          10.14 Amendment and Restatement. Each of the Collateral Agent and each of the Assignors hereby acknowledges and agrees that from and after the Fourth Restatement Effective Date, this Agreement amends, restates and supersedes the First Amended and Restated Security Agreement in its entirety.
*           *           *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

REYNOLDS AMERICAN INC., as an Assignor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Senior Vice President & Treasurer

R.J. REYNOLDS TOBACCO HOLDINGS, INC., as an Assignor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Senior Vice President & Treasurer

R.J. REYNOLDS TOBACCO COMPANY, as an Assignor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Senior Vice President & Treasurer

RJR ACQUISITION CORP., as an Assignor
By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Vice President & Assistant Secretary

GMB, INC., as an Assignor
By:	By: /s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Treasurer

FHS, INC., as an Assignor
By:	/s/ Kathryn A. Premo
	Name:	Kathryn A. Premo
	Title:	Treasurer

R. J. REYNOLDS TOBACCO CO., as an Assignor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President & Treasurer

SANTA FE NATURAL TOBACCO COMPANY, INC., as an Assignor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Assistant Treasurer

LANE LIMITED, as an Assignor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Assistant Treasurer

CONWOOD COMPANY, L.P., as an Assignor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President & Treasurer

CONWOOD SALES CO., L.P., as an Assignor
By:	Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President & Treasurer

ROSSWIL LLC, as an Assignor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President & Treasurer

CONWOOD HOLDINGS, INC., as an Assignor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President & Treasurer

NA HOLDINGS Inc., as an Assignor

By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan III
	Title:	President

Acknowledged And Agreed:
JPMORGAN CHASE BANK,
     as Collateral Agent and Assignee

By	/s/ Robert T. Sacks

	Name:	Robert T. Sacks
	Title:	Managing Director

ANNEX G
TO
SECURITY AGREEMENT
ASSIGNMENT OF SECURITY INTEREST IN UNITED STATES
PATENTS AND TRADEMARKS
FOR GOOD AND VALUABLE CONSIDERATION, the sufficiency and receipt of which are hereby acknowledged, [___], a [___] corporation (the “Assignor”) with principal offices at                                         , hereby assigns and grants to JPMORGAN CHASE BANK, N.A., as Collateral Agent, with principal offices at 270 Park Avenue, New York, New York 10017 (the “Assignee”), a security interest in (i) all of Assignor’s right, title and interest in and to Assignor’s trademarks, trademark registrations, and trademark applications more particularly set forth on Schedule A attached hereto (the “Marks”), and all renewals thereof, (ii) all of the Assignor’s right, title and interest in and to the patents and patent applications (the “Patents”) set forth on Schedule B attached hereto, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Marks and Patents, (iv) the goodwill of the business(es) with which the Marks are associated and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.
This ASSIGNMENT OF SECURITY INTEREST is made to secure the satisfactory performance and payment of all the Obligations of the Assignor, as such term is defined in the Security Agreement, among the Assignor, the other assignors from time to time party thereto and the Assignee, dated as of July 15, 2003, amended and restated as of July 30, 2004, and as further amended and restated as of May 31, 2006 (as so amended and restated and as the same may be further amended, modified, restated and/or supplemented from time to time, the “Security Agreement”) and shall be effective as of the date of the Security Agreement. Upon the termination of the Security Agreement pursuant to Section 10.9(a) of the Security Agreement, the Assignee shall, upon satisfaction, execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interest in the Marks acquired under this Assignment of Security Interest.
This Assignment of Security Interest has been granted in conjunction with the security interest granted to Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.
*      *      *

Annex G

IN WITNESS WHEREOF, the undersigned have executed this Assignment of Security Interest as of the ___ day of ___,___.

[ ], as Assignor
By:
Name:
Title:

Annex G

JPMORGAN CHASE BANK, N.A., as Collateral Agent, and as Assignee
By:
Name:
Title:

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)
On this ___ day of ___, ___, before me personally came                                          who, being duly sworn, did depose and say that [s]he is                                          of [___], that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)
On this ___ day of ___, ___, before me personally came                                          who, being by me duly sworn, did state as follows: that [s]he is                                          of JPMorgan Chase Bank, N.A., that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

ANNEX H
TO
SECURITY AGREEMENT
FORM OF ASSIGNMENT OF SECURITY INTEREST
IN CERTAIN COPYRIGHTS
WHEREAS,                                                            , a                                           corporation (the “Assignor”), having its chief executive office at                                                             , is the owner of all right, title and interest in and to the copyrights and associated copyright registrations and applications for registration set forth in Schedule A attached hereto;
WHEREAS, JPMORGAN CHASE BANK, N.A., as Collateral Agent, having its principal offices at 270 Park Avenue, New York, NY 10017 (the “Assignee”), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and
WHEREAS, the Assignor is willing to assign to the Assignee, and to grant to the Assignee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of July 15, 2003. as amended and restated as of July 30, 2004, and as further amended and restated as of May 31, 2006 (as so amended and restated and as the same may be further amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), the Assignor hereby assigns to the Assignee, and grants to the Assignee a security interest in the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto (the “Copyrights”), together with all Proceeds (as such terms is defined in the Security Agreement) of the Copyrights.
This Assignment of Security Interest (this “Assignment”) has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Annex H

     Executed at New York, New York, the ___ day of ___, ___.

,
Assignor

By
Name
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent, as Assignee
By
Name:
Title:

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)
On this ___ day of ___, ___, before me personally came                                                              , who being duly sworn, did depose and say that [s]he is                                          of                                          , that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)
On this ___day of ___, ___, before me personally came                                                              , who being duly sworn, did depose and say that [s]he is                                                              of JPMORGAN CHASE BANK, N.A., that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

ANNEX L
TO
SECURITY AGREEMENT
Form of Control Agreement Regarding Deposit Accounts
AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of ___, ___, among the undersigned assignor (the “Assignor”), JPMORGAN CHASE BANK, N.A., not in its individual capacity but solely as Collateral Agent (in such capacity and together with its successors or assigns in such capacity, the “Collateral Agent”), and                      (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of                                          (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).
W I T N E S S E T H :
WHEREAS, the Assignor, various other Assignors and the Collateral Agent have entered into a Security Agreement, dated as of July 15, 2003, as amended and restated as of July 30, 2004, and as further amended and restated as of May 31, 2006 (as so amended and restated and as the same may be further amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Security Agreement), the Assignor has granted a security interest to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all moneys, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and
WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts;
NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give

Annex L

instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close any Deposit Account. If the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.
          2. Collateral Agent’s Right to Give Instructions as to Deposit Accounts. (a) Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, for purposes of this Agreement, at any time following the delivery of a Notice of Exclusive Control to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor. Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment. The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank. In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.
(b) It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Security Agreement or any other Credit Document (as defined in the Security Agreement), nor seek confirmation thereof from the Assignor or any other Person.
3. Assignor’s Exculpation and Indemnification of Depository Bank. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, at any time following the delivery of a Notice of Exclusive Control, to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account. The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent. The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions. The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the

Annex L

Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent.
4. Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts. The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.
5. Representations, Warranties and Covenants of Deposit Account Bank. The Deposit Account Bank represents and warrants to the Collateral Agent that:
          (a) The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC) and that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be one or more States within the United States.
          (b) The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which it does not constitute a Deposit Account (as defined in Section 9-102 of the UCC).
(c) The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of                                          govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Accounts is                                         . The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a). All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent. The Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.
(d) The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

Annex L

(e) On the date hereof, the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.
(f) Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.
6. Deposit Account Statements and Information. The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent upon its reasonable request, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all other information reasonably requested by the Collateral Agent regarding any Deposit Account. The Collateral Agent, for its part, agrees not to make any request for information pursuant to this Section 6 unless a Default or Event of Default has occurred and is continuing.
7. Conflicting Agreements. This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.
8. Merger or Consolidation of Deposit Account Bank. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.
9. Notices.
(a) All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:
If to the Collateral Agent, at:
JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017
Attn.: Raju Nanoo
Tel. No.: 212-270-2272
Fax. No.: 212-270-5120

Annex L

If to the Assignor, at:

If to the Deposit Account Bank, at:

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.
(b) Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.
10. Amendment. This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.
11. Binding Agreement. This Agreement shall bind the parties hereto and their successors and assign and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Security Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.
12. Continuing Obligations. The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time. The rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

Annex L

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.
*      *       *

ANNEX M
THE COLLATERAL AGENT1
1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Security Agreement to which this Annex M is attached (the “Security Agreement”) hereby irrevocably designate JPMorgan Chase Bank, N.A., (and any successor Collateral Agent) to act as specified herein and therein. Each Secured Creditor hereby irrevocable authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Security Agreement shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Security Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees. The Collateral Agent, for itself and its successors and assigns, hereby accepts such appointment created hereby upon the terms and conditions specified herein.
2. Nature of Duties. (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in the Security Agreement. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Security Agreement except as expressly set forth herein and therein.
          (b) The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the collateral or otherwise as to the maintenance of the Collateral.
          (c) The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Assignor of any of the covenants or agreements contained in the Security Agreement, any other Credit Document or any other Secured Debt Agreement.
          (d) The Collateral Agent shall be under no obligation or duty to take any action under, or with respect to, the Security Agreement if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Collateral Agent to in personam jurisdiction in any locations where it is not then so subject.
          (e) Notwithstanding any other provision of this Annex M, neither the Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance

[1]	Unless otherwise defined herein, all capitalized terms used herein (x) and defined in the Security Agreement, are used herein as therein defined and (y) not defined in the Security Agreement, are used herein as defined in the Credit Agreement referenced in the Security Agreement.

Annex M

with, or pursuant to this Annex M of, the Security Agreement, unless caused by its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
          (f) Notwithstanding any other provision of the Security Agreement or this Annex M, the Collateral Agent shall not be responsible or liable for perfecting, or maintaining the priority of, the Liens created pursuant to the Security Agreement.
          3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Assignor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Assignor and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes, Existing Senior Notes, New Senior Notes or Refinancing Senior Notes or at any time or times thereafter. The Collateral Agent shall not be responsible or liable in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein, in the other Secured Debt Agreements or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Security Agreement or the security interests granted thereunder or the financial condition of any Assignor or any Subsidiary of any Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Security Agreement or any other Secured Debt Agreement, or the financial condition of any Assignor or any Subsidiary of any Assignor, or the existence or possible existence of any Default or Event of Default under any Secured Debt Agreement. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Assignor thereto or as to the security afforded by the Security Agreement.
          4. Certain Rights of the Collateral Agent. (a) No Secured Creditor shall have the right to take any action with respect to (or against) any Collateral, or cause the Collateral Agent to take any action with respect to (or against) any Collateral, with only the Required Lenders (or in the specific circumstances contemplated by (and subject to the terms of) Section 7.1, the holders of a majority of the Applicable Obligations) having the right to direct the Collateral Agent (such holders of Obligations so entitled to direct the Collateral Agent, the “Required Secured Creditors”) by written instruction in accordance with Section 4(d) hereof to take any such action. Except for actions required to be taken by the Collateral Agent in accordance with the Security Agreement, if the Collateral Agent shall request instructions from the Required Secured Creditors with respect to any act or action (including failure to act) in connection with the Security Agreement and the Required Secured Creditors shall fail to instruct the Collateral Agent with respect to any act or action (including failure to act and refrain from acting) in connection with the Security Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received express instructions from the

Annex M

Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Secured Creditor or any other Person by reason of so refraining. Without limiting the foregoing, (x) no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under the Security Agreement in accordance with the instructions of the Required Secured Creditors or as expressly provided in the Security Agreement and (y) without limiting preceding clause (x), the Collateral Agent shall not be liable to any Secured Creditor or any other Person for any action taken or omitted to be taken by it hereunder or under the Security Agreement, unless caused by its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
(b) Notwithstanding anything to the contrary contained herein (and subject to Section 2(f) of this Annex M), the Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral for the benefit of the relevant Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.
(c) Notwithstanding anything to the contrary contained herein or in the Security Agreement, the Collateral Agent shall not be required to take or refrain from taking, and shall have no liability to any Secured Creditor for taking or refraining from taking, any action that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability, unless the Collateral Agent shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Collateral Agent may be, contrary to the Security Agreement, any other Secured Debt Agreement or applicable law.
(d) For purposes of the Security Agreement, each Secured Creditor shall appoint a Person as such Secured Creditor’s authorized representative (each, an “Authorized Representative”) for the purpose of giving or delivering any notices or instructions thereunder. Any instructions given by the Required Secured Creditors to the Collateral Agent pursuant to the Security Agreement shall be in writing signed by the Authorized Representative(s) of the various Secured Creditors comprising the Required Secured Creditors with respect to such instructions and such instructions shall certify to and for the benefit of the Collateral Agent that the Secured Creditors issuing or delivering such instructions constitute the Required Secured Creditors for purposes of this Section 4 and the instructions being delivered. The Collateral Agent shall be entitled to conclusively and absolutely rely on such instructions and certification as to the identity of the Required Secured Creditors with respect to such instructions, and the Collateral Agent shall not be required to take any action, and shall not be liable to any Secured Creditor for failing or refusing to act, pursuant to any instructions which are not given or delivered by the Authorized Representatives of various Secured Creditors comprising the Required Secured Creditors with respect to such instructions. The parties hereto acknowledge that the Authorized Representative

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of each of the Secured Creditors shall be (1) the Administrative Agent, in the case of the Lender Creditors, (2) the Existing Senior Notes Trustee, in the case of the Existing Senior Notes Creditors, (3) the New Senior Notes Trustee in the case of the New Senior Notes Creditors, (4) the Refinancing Senior Notes Trustee, in the case of the Refinancing Senior Notes Creditors, (5) in the case of any Credit Card Issuer, such representative as may be designated by such Credit Card Issuer by written notice to the Collateral Agent from time to time and (6) in the case of any Hedging Creditor, such representative as may be designated by such Hedging Creditor by written notice to the Collateral Agent from time to time.
5. Reliance; Interpretation. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the Security Agreement and its duties thereunder and hereunder, upon advice of counsel selected by it. If, in its good faith judgment, the Collateral Agent reasonably believes that any instructions given or delivered pursuant to the Security Agreement require judicial interpretation or are invalid or otherwise contrary to the provisions of the Security Agreement, any other Secured Debt Agreement or applicable law, the Collateral Agent shall have the right to petition a court of competent jurisdiction to determine the validity of, or otherwise interpret, any such instructions. In such event, the Collateral Agent shall not be required to carry out such instructions unless directed to do so, or it is determined that it may do so, by such court.
6. Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Assignors under the Security Agreement, the Secured Creditors will reimburse and indemnify the Collateral Agent, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit, as well as any unpaid primary Obligations in respect of Secured Credit Card Agreements and Secured Hedging Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of the Security Agreement except for those resulting solely from the Collateral Agent’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Security Agreement. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Collateral Agent pursuant to the Credit Agreement, with the effect being that the Lenders shall be responsible for indemnifying the Collateral Agent to the extent the Collateral Agent does not receive payments pursuant to this Section 6 from the Secured Creditors (although in such event, and upon the payment in full of all such amounts owing to the Collateral Agent by the Lenders,

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the Lenders shall be subrogated to any rights of the Collateral Agent to receive payment from the Secured Creditors).
          7. The Collateral Agent in its Individual Capacity. With respect to its obligations as a lender under the Credit Agreement and any other Credit Documents to which the Collateral Agent is a party, and to act as agent under one or more of such Credit Documents, the Collateral Agent shall have the rights and powers specified therein and herein for a “Lender”, or an “Agent”, as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Lenders”, “Required Lenders”, “holders of Notes”, or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Assignor or any Affiliate or Subsidiary of any Assignor as if it were not performing the duties specified herein or in the other Credit Documents, and may accept fees and other consideration from the Assignors for services in connection with the Credit Agreement, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors.
8. Holders. The Collateral Agent may deem and treat the payee of any Note or the registered owner of any Existing Senior Note, New Senior Note or Refinancing Senior Note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note or the registered owner of any Existing Senior Note, New Senior Note or Refinancing Senior Note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note, Existing Senior Note, New Senior Note or Refinancing Senior Note, as the case may be, or of any Note, Existing Senior Note, New Senior Note or Refinancing Senior Note, as the case may be, issued in exchange therefor.
9. Resignation and Removal of the Collateral Agent. (a) The Collateral Agent may resign from the performance of all of its functions and duties hereunder and under the Security Agreement at any time by giving 30 Business Days’ prior written notice to the Borrower and the Secured Creditors. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (b) or (c) below.
(b) If a successor Collateral Agent shall not have been appointed within said 30 Business Day period by the Required Secured Creditors (with, so long as no Event of Default then exists, the consent of the Borrower (such consent not to be unreasonably withheld or delayed)), the Collateral Agent, with the consent (unless an Event of Default shall exist, in which case no such consent shall be required) of the Borrower (which consent shall not be unreasonably withheld or delayed) shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, such successor Collateral Agent resigns and is replaced in accordance with the terms hereof.
(c) If no successor Collateral Agent has been appointed pursuant to clause (b) above by the 30th Business Day after the date of such notice of resignation was given by the Collateral Agent as a

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result of a failure by the Borrower to consent to the appointment of such a successor Collateral Agent, (i) the Required Secured Creditors shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder or (ii) if the Required Secured Creditors shall have failed to appoint a successor Collateral Agent by the 35th Business Day after the date such notice of resignation was given by the Collateral Agent, the Collateral Agent may appoint (or petition a court of competent jurisdiction to appoint) a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder, in either such case until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.
(d) Notwithstanding anything to the contrary contained herein, the Required Secured Creditors may remove the Collateral Agent by an instrument in writing executed by the Required Secured Creditors and, thereupon, appoint a successor Collateral Agent designated by the Required Secured Creditors (with, so long as no Event of Default then exists, the consent of the Borrower (such consent not to be unreasonably withheld or delayed)), effective as provided in Section 9(e) below.
          (e) The resignation or removal of a Collateral Agent shall become effective only upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Collateral Agent under the Security Agreement and the recording or filing of such documents, instruments or financing statements as may be necessary to maintain the priority and perfection of any security interest granted by the Security Agreement. Copies of each such document or instrument shall be delivered to each of the Borrower, the Administrative Agent, the Existing Senior Notes Trustee, the New Senior Notes Trustee and the Refinancing Senior Notes Trustee. The appointment of a successor Collateral Agent pursuant to this Section 9 shall become effective upon the acceptance of such appointment (and execution by such successor of the documents, instruments or financing statements referred to above) and such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent.
          (f) After any resignation or removal hereunder of the Collateral Agent, the indemnification provisions specified in this Annex M and in the Security Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was Collateral Agent.
          10. Co-Collateral Agents; Separate Collateral Agents. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Collateral Agent or the Secured Creditors, then the Collateral Agent shall be entitled to appoint one or more sub-collateral agents or co-collateral agents, and in such case the Collateral Agent, the Borrower and each of the other Assignors having an interest in the Collateral located in the jurisdiction in which such separate or sub-collateral agent or co-collateral agent is to act shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Collateral Agent, either to act as co-collateral agent or co-collateral agents jointly with the Collateral Agent originally named herein or any successor or successors, or to act as a separate or sub-collateral agent or agents of the Collateral Agent and the Secured Creditors in respect of any or all of the Collateral. If the Borrower and each of the other

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Assignors having an interest in the Collateral located in the jurisdiction in which such separate or sub-collateral agent or co-collateral agent is to act shall not have joined in the execution of such instruments or agreements within 10 days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent may act under the foregoing provisions of this Section 10 without the concurrence of the Borrower and the other Assignors, and the Borrower and each of the other Assignors hereby irrevocably appoint the Collateral Agent as their agent and attorney to act for them under the foregoing provisions of this Section 10 in either of such contingencies.
          (b) Every separate or sub-collateral agent (and all references herein to a “separate collateral agent” shall be deemed to refer also to a “sub-collateral agent” or a “collateral sub-agent”) and every co-collateral agent, other than any collateral agent which may be appointed as successor to any Collateral Agent, shall, to the extent permitted by applicable law, be appointed and act and be such, subject to the following provisions and conditions, namely:
     (i) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent in respect of the custody, control and management of monies, papers or securities shall be exercised solely by the Collateral Agent hereunder;
     (ii) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent hereunder shall be conferred, reserved or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly or severally, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;
     (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents shall be exercised hereunder by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents except (subject to applicable law) jointly with, or with the consent or at the direction in writing of, the Collateral Agent (which direction shall be made in accordance with the provisions of the Security Agreement);
     (iv) all provisions of the Security Agreement relating to the Collateral Agent or to releases of Collateral shall apply to any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

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     (v) no collateral agent constituted under this Section 10 shall be personally liable by reason of any act or omission of any other separate or co-collateral agent or the Collateral Agent hereunder; and
     (vi) the Collateral Agent at any time by an instrument in writing, executed by it, may accept the resignation of any such separate collateral agent or co-collateral agent and the Collateral Agent or the Required Secured Creditors may individually or jointly remove any such separate collateral agent or co-collateral agent, and in that case, by an instrument in writing executed by the Collateral Agent or the Required Secured Creditors, as the case may be, and the Collateral Agent or the Required Secured Creditors, as the case may be, may appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything herein contained to the contrary notwithstanding. If the Borrower and each of the other Assignors shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, and to execute any such instrument without the concurrence of the Borrower or such other Assignor, and the Borrower and each of the other Assignors hereby irrevocably appoint the Collateral Agent their agent and attorney to act for them in such connection in either of such contingencies. If the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent, the successor to any such separate collateral agent or co-collateral agent to be appointed by the Borrower and each of the other Assignors and the Collateral Agent, or by the Collateral Agent alone, as hereinabove provided in this Section 10.
11. Certain Acknowledgment. (a) Each Secured Creditor, by its acceptance of the benefits hereunder and of the Security Agreement, hereby agrees for the benefit of the other Secured Creditors that, to the extent any additional or substitute collateral for any of the Obligations of the type covered by the Security Agreement is delivered by an Assignor to or for the benefit of any Secured Creditor, such collateral shall be subject to the provisions of this Annex M and of the Security Agreement.
(b) Each of the Secured Creditors hereby agrees not to challenge or question in any proceeding the validity or enforceability of any Security Document (in each case as a whole or any term or provision contained therein) or the validity of any Lien or financing statement in favor of the Collateral Agent for the benefit of the Secured Creditors (or Class of Secured Creditors) as provided in the respective Security Document.
12. Sharing Arrangements. (a) The Secured Creditors hereby agree that the provisions of the Security Documents with respect to allocations and distributions of proceeds of the Collateral shall prevail notwithstanding any event or circumstance, including, without limitation, in the event that, through the operation of any bankruptcy, reorganization, insolvency or other laws or

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otherwise, any prior creditors’ security interest in the Collateral is avoided in whole or in part or is enforced with respect to some, but not all, of the respective Obligations then outstanding.
(b) The Secured Creditors agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the Security Documents, whether by preference or otherwise, it being understood and agreed that the benefit of any such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in the respective Security Documents.
(c) In the event that any payment or distribution shall be received by any Secured Creditor in a manner that is inconsistent with the provisions of Section 7.4 of the Security Agreement, such payment or distribution shall be held by the respective Secured Creditor for the benefit of, and shall be paid over or delivered to, the respective Secured Creditors entitled thereto for application to such Secured Creditors’ Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation for such Obligations, whether or not a claim for post-petition interest is allowed in any such proceeding) in accordance with Section 7.4 of the Security Agreement.
13. Provisions in the Event of Insolvency Proceedings. Without limiting the other provisions of this Annex M, upon the commencement of a case under the Bankruptcy Code by or against any Assignor the Security Documents shall remain in full force and effect and enforceable pursuant to their respective terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to such Assignor shall be deemed to apply to such entity as debtor-in-possession and to any trustee in bankruptcy for the estate of such entity.
14. Special Releases and Waivers. (a) Each Secured Creditor agrees that neither the Collateral Agent nor the Required Secured Creditors (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner that would maximize the return to any Class of Secured Creditors holding Obligations of any type (whether Credit Document Obligations, Credit Card Obligations, Hedging Obligations, Existing Senior Notes Obligations, RAI Senior Notes Obligations or otherwise), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Class of Secured Creditors from such realization, sale, disposition or liquidation.
(b) Each of the Secured Creditors waives any claim which each such Secured Creditor may now or hereafter have against the Collateral Agent (and the Required Secured Creditors directing the Collateral Agent) arising out of any and all actions which the Collateral Agent takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens on the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the security for the Obligations and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any

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other party) in accordance with the respective Secured Debt Agreements or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of the security for the Obligations.
          15. Right to Amend. Etc. As between the Existing Senior Notes Creditors, the New Senior Notes Creditors, the Refinancing Senior Notes Creditors and the RJRTH Intercompany Note Creditor, on the one hand, and the other Secured Creditors (including, without limitation, the Lenders), on the other hand, it is agreed that the Secured Creditors (excluding the Existing Senior Notes Creditors, the New Senior Notes Creditors, the Refinancing Senior Notes Creditors and the RJRTH Intercompany Note Creditor in their capacities as such) may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from the Existing Senior Notes Creditors, the New Senior Notes Creditors, the Refinancing Senior Notes Creditors and the RJRTH Intercompany Note Creditor in their capacities as such, (i) change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the Credit Documents Obligations, the Credit Card Obligations or the Hedging Obligations, as applicable, (ii) obtain, release, or dispose of any Collateral for Credit Documents Obligations, the Credit Card Obligations or the Hedging Obligations, as applicable (subject, however, to Sections 10.2 and 10.8 of the Security Agreement), or (iii) amend or supplement in any manner the Security Agreement and the other Credit Documents or any other agreements or instruments evidencing, securing or relating to the Credit Documents Obligations, the Credit Card Obligations or the Hedging Obligations, as applicable (subject, however, in the case of the Credit Document Obligations, to Section 12.12 of the Credit Agreement and Section 10.2 of the Security Agreement), and the provisions of this Annex M shall continue in full force and effect with respect to all such Credit Documents Obligations, the Credit Card Obligations or the Hedging Obligations, as the case may be.
          16. Post-Petition Interest. Each Secured Creditor hereby acknowledges and agrees that the Credit Document Obligations, the Credit Card Obligations, the Hedging Obligations, the Existing Senior Notes Obligations, the RAI Senior Notes Obligations and the RJRTH Intercompany Note Obligations include all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective Secured Debt Agreements governing the same, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action.
          17. Effectiveness of Acknowledgements. Each of the agreements and acknowledgments made by each Secured Creditor is made on behalf of itself and its successors and assigns and is deemed effective by virtue of such Secured Creditors’ acceptance of the benefits of the Security Agreement and the other Security Documents.